UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 10, 2015

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
On August 10, 2015, GNC Holdings, Inc. (the “Company”) entered into an indenture (the “Indenture”) by and among the Company, certain subsidiary guarantors thereunder (the “Subsidiary Guarantors”) and BNY Mellon Trust Company, N.A., as trustee (the “Trustee”) , in connection with the sale by the Company of $287,500,000 aggregate principal amount of its 1.5% Convertible Senior Notes due 2020 (the “Notes”) (including $37,500,000 aggregate principal amount of Notes reflecting the exercise of the entire overallotment option granted to the initial purchasers thereof) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will bear interest at a rate of 1.5% per annum, and additionally will be subject to “special interest” in connection with any failure of the Company to perform certain of its obligations under the Indenture. The Notes will mature on August 15, 2020, unless earlier purchased by the Company or converted, and will be fully and unconditionally guaranteed by the Subsidiary Guarantors on the terms provided in the Indenture.
The initial conversion rate applicable to the Notes is 15.1156 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $66.16 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for accrued and unpaid special interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.
Prior to May 15, 2020, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2015, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period after any ten consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On and after May 15, 2020, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Notes will be settled, at our election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.
The Company may not redeem the Notes; however, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid special interest to, but excluding, the fundamental change purchase date.
The Notes will be the Company’s unsecured and unsubordinated obligations and will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; be effectively subordinated in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and liabilities of subsidiaries of the Company that are not Subsidiary Guarantors.
The guarantees will be the unsecured obligation of each of the Subsidiary Guarantors and will rank senior in right of payment to all future subordinated indebtedness of the Subsidiary Guarantors; rank equal in right of payment to the Subsidiary Guarantors' existing and future indebtedness (including any trade payables but excluding indebtedness that has been expressly subordinated to the obligations under the guarantees), other than indebtedness under the secured “credit agreement” (as defined in the Indenture); be subordinated in right of payment to indebtedness under the credit agreement in effect from time to time; and be effectively subordinated in right of payment to any other secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness.
The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1)	the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(2)	the Company defaults in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by the Company to comply with its obligation to convert the Notes upon exercise of a note holder’s conversion right;

(4)	failure by the Company to provide notice of any “fundamental change” in accordance with the terms of the Indenture when due;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6)	failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(7)
default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(8)
a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(9)	certain events of bankruptcy, insolvency, or reorganization of the Company, the Guarantor or any of the Company’s other significant subsidiaries; or

(10)
any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on its behalf, shall deny or disaffirm its obligation under the subsidiary guarantee.

If an event of default, other than an event of default described in clause (9) above with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the trustee, may declare 100% of the principal amount of, and accrued and unpaid special interest, if any, on all the Notes then outstanding, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in clause (9) occurs and is continuing with respect to the Company (and not solely with respect to one or more of its significant subsidiaries), then 100% of the principal amount of, and all accrued and unpaid special interest, if any, on all the Notes then outstanding shall be and become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2015                        GNC HOLDINGS, INC.

By:    /s/ James M. Sander
James M. Sander
Senior Vice President and
Chief Legal Officer